Exhibit 99.1
                                 ------------

                             DELOITTE & TOUCHE LLP
                                  Suite 2801
                             One Independent Drive
                       Jacksonville, Florida 32202-5034
                           Telephone: (904) 665-1400
                           Facsimile: (904) 355-9104



INDEPENDENT ACCOUNTANTS' REPORT ON
MANAGEMENT'S ASSERTION ABOUT COMPLIANCE WITH
UNIFORM SINGLE ATTESTATION PROGRAM REQUIREMENTS

Merrill Lynch Credit Corporation and subsidiaries:

We have examined management's assertion about Merrill Lynch Credit Corporation and subsidiaries' (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) and maintenance of adequate hazard insurance as required by investors as of and for the fiscal year ended December 31, 1999, included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

All loans serviced by the Company under pooling and servicing agreements relating to mortgage pass-through certificates listed in Exhibit I attached, were included in the total population which was subject to selection for testing in our examination.

In our opinion, management's assertion that Merrill Lynch Credit Corporation and subsidiaries complied with the aforementioned minimum servicing standards and maintenance of adequate hazard insurance as required by investors as of and for the fiscal year ended December 31, 1999 is fairly stated, in all material respects.

This report is intended for the information and use of the Board of Directors and management of Merrill Lynch Credit Corporation and subsidiaries, and the Trustees for the mortgage pass-through certificates listed in Exhibit I and is not intended to be and should not be used by anyone other than these specified parties.


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


February 25, 2000

/s/ DELOITTE & TOUCHE LLP


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


                                                                     EXHIBIT I
MERRILL LYNCH CREDIT CORPORATION

DETAIL OF MORTGAGE PASS-THROUGH CERTIFICATES
UNDER POOLING AND SERVICING AGREEMENTS
DECEMBER 31, 1999
----------------------------------------------------------------------------

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1991F, Class A-1 and A-2

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992A, Class A-1 and A-2

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992A, Class B

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992C, Class A-1 and A-2

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992C, Class B

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992F, Class A-1, A-2 and A-3

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1992F, Class B

ML Home Equity Loan Asset Backed Certificates, Series 1992-1,
Class A and B

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1993B, Class A-1, A-2 and A-3

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1993B, Class B

MLCC PrimeFirst Adjustable Rate Mortgage Senior/Subordinate
Pass-Through Certificates, Series 1993C, Class A-1, A-2, A-3 and
A-4

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 1993E, Class A-1, A-2, A-3, A-4, A-5 and A-6

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 1993F, Class A-1, A-2, A-3, A-4, A-5 and A-6

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 19931, Class A-1, A-2, A-3, A-4, A-5 and A-6


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


MLCC Subordinate Mortgage Backed Certificates, Series 1994A,
Class A-1 and A-2

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 1994A, Class A-1, A-2, A-3, A-4 and A-5

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 1994F, Class A-1, A-2, A-3, M, A-4 and A-5

MLCC Senior/Subordinate Mortgage Pass-Through Certificates,
Series 1994H, Class A-1, A-2, A-3, M, A-4 and A-5

MLCC Mortgage Investors, Inc., Senior/Subordinate Mortgage
Pass-Through Certificates, Series 1994A, Class A-1, A-2, A-3
M-1, A-4 and M-2

MLCC Mortgage Investors, Inc., Senior/Subordinate Mortgage
Pass-Through Certificates, Series 1994B, Class A-1, A-2, A-3 and
A-4

ML Home Equity Loan Pass-Through Certificates, Series 1995-1,
Class A-l and A-2

MLCC Mortgage Investors, Inc., Senior/Subordinate Mortgage
Pass-Through Certificates, Series 1995A, Class A-1, A-2, A-3,
A-4, A-5 and A-6

ML Home Equity Loan Pass-Through Certificates, Series 1995-2,
Class A

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1995B, Class A

MLCC Mortgage Investors, Inc., Subordinate Mortgage Backed
Certificates, Series 1995-S 1

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1996A, Class A

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1996B, Class A

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1996C, Class A

MLCC Mortgage Investors, Inc., ML Revolving Home Equity
Loan Asset Backed Certificates, Series 1996-1

MLCC Mortgage Investors, Inc., ML Revolving Home Equity
Loan Asset Backed Certificates, Series 1996-2


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


MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1996D, Class A

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1997A, Class A

MLCC Mortgage Investors, Inc., ML Revolving Home Equity
Loan Asset Backed Certificates, Series 1997-1

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1997B, Class A

MLCC Mortgage Investors, Inc., Mortgage Loan Asset Backed
Pass-Through Certificates, Series 1999A, Class A


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


                                              Merrill Lynch Credit Corporation
                                                          Private Client Group
                                                     4802 Deer Lake Drive East
                                              Jacksonville, Florida 32246-6484
                                                                (904) 218 6000
                                                                (800) 243 0058

MERRILL LYNCH



February 25, 2000



Deloitte & Touche LLP
2801 Independence Drive
Jacksonville, FL 32202

Ladies and Gentlemen:

As of and for the year ended December 31, 1999, Merrill Lynch Credit Corporation and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers and has maintained adequate hazard insurance as required by investors. As of and for the same period, the Company had in effect fidelity bond and errors and omissions insurance coverage in the amounts of $200,000,000 and $17,000,000 respectively.



                              /s/ Michael A. Johnston
                              --------------------------------------------
                              Michael A. Johnston
                              Chairman, President/Chief Executive Officer



                              /s/ Francis X. Ervin, Jr.
                              --------------------------------------------
                              Francis X. Ervin, Jr.
                              Senior Vice President/Chief Financial Officer


                              /s/ Lee Lomax
                              --------------------------------------------
                              Lee Lomax
                              Senior Vice President



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